UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:	December 4, 2007
(Date of earliest event reported):	November 30, 2007

Commission File No. 1-14588

NORTHEAST BANCORP
(Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 207-786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01  Completion of Acquisition or Disposition of Assets

On November 30, 2007, Northeast Bank Insurance Group, Inc., a wholly owned subsidiary of Lewiston-based Northeast Bank, completed its acquisition of Spence & Mathews, Inc., an insurance company will offices in Berwick, ME and Rochester, NH.  The acquisition of assets, largely consisting of Spence & Matthews book of business, was completed at a price of $4.343 million, paid as follows: $3.043 million was paid in cash at closing,  $1.3 million will be paid over a seven year term with $500 thousand bearing interest at the rate of 6.50% and with $800 thousand  not bearing interest.  See the attached press release for additional information concerning the acquisition.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits
	Exhibits No	Description
	99.1	Press Release, dated November 30, 2007 regarding purchase of Spence & Mathews, Inc.
	99.2	Acquisition Agreement for purchase of Spence & Mathews, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2007	NORTHEAST BANCORP By: /s/ James D. Delamater James D. Delamater President and Chief Executive Officer